As filed with the Securities and Exchange Commission on April 2, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Applied Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-3405262
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

545 Fifth Avenue, Suite 1400 New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

2019 Equity Incentive Plan
(Full title of the plan)

Shoshana Shendelman, Ph.D.
President and Chief Executive Officer
Applied Therapeutics, Inc.
545 Fifth Avenue, Suite 1400
New York, New York 10017
(212) 220-9226
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Andrea L. Nicolas
Michael J. Schwartz
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
(212) 735-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.0001 par value per share	2,051,261	(2)	$18.68	(3)	$38,317,555.48	(3)	$4,180.45
TOTAL			—		$38,317,555.48		$4,180.45

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock that become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of Applied Therapeutics, Inc.’s (the “Registrant”) outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”).

(2)	Represents shares of the Common Stock reserved for future grant under the Registrant’s 2019 Equity Incentive Plan (the “2019 Plan”). To the extent outstanding awards under the Registrant’s 2016 Equity Incentive Plan terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, the shares of common stock subject to such awards instead will be available for future issuance under the 2019 Plan. The 2019 Plan also provides that an additional number of shares are automatically added annually to the shares authorized for issuance under the 2019 Plan on January 1 of each year, for a period of not more than 10 years, commencing on January 1, 2020 and ending on (and including) January 1, 2029, in an amount equal to the lesser of (a) 5% of the total number of shares of the Common Stock outstanding on December 31 of the preceding calendar year and (b) a number of shares of the Common Stock designated by action of the Registrant’s board of directors prior to the first day of any calendar year. As a result, 926,578 shares were added on January 1, 2020 and 1,124,683 shares were added on January 1, 2021.

(3)	Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low sale prices of the Common Stock as reported on The Nasdaq Global Market on April 1, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S–8 is being filed for the purpose of registering an additional 2,051,261 shares of Common Stock reserved for issuance under the 2019 Plan. These additional securities are additional securities of the same class as other securities for which a registration statement (File No. 333-231618) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on May 20, 2019. These additional securities have become reserved for issuance as a result of the operation of the “evergreen” provision of the 2019 Plan, which provides that the total number of securities subject to the 2019 Plan will be increased on the first day of each calendar year pursuant to specified formulas.

Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 18, 2021;

•	the Registrant’s Current Report on Form 8-K, filed with the Commission on February 17, 2021; and

•	the description of the Registrant’s common stock contained in its Registration Statement on Form 8-A, filed with the Commission on May 6, 2019, and any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38898), filed with the Commission on May 16, 2019).

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38898), filed with the Commission on May 16, 2019).

4.3	Amendment to the Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K (File No. 001-38898), filed with the Commission on March 18, 2021.

4.4	Specimen common stock certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-230838), filed with the Commission on April 24, 2019).

4.5	2019 Equity Incentive Plan (incorporated herein by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-8 (File No. 333-231618), filed with the Commission on May 20, 2019).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on April 2, 2021.

Applied Therapeutics, Inc.

By:	/s/ SHOSHANA SHENDELMAN
Shoshana Shendelman, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shoshana Shendelman and Charles Silberstein, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SHOSHANA SHENDELMAN	Chief Executive Officer and Director	April 2, 2021
Shoshana Shendelman, Ph.D.	(Principal Executive Officer)

/s/ CHARLES SILBERSTEIN	Chief Financial Officer	April 2, 2021
Charles Silberstein, M.D.	(Principal Financial and Accounting Officer)

/s/ LES FUNTLEYDER	Director	April 2, 2021
Les Funtleyder

/s/ STACY J. KANTER	Director	April 2, 2021
Stacy J. Kanter

/s/ TEENA LERNER	Director	April 2, 2021
Teena Lerner, Ph.D.

/s/ JOEL MARCUS	Director	April 2, 2021
Joel S. Marcus

/s/ JAY S. SKYLER	Director	April 2, 2021
Jay S. Skyler, M.D., MACP

4